                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                 January 13, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                                  INFINITY, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



       Colorado                   0-17204                 84-1070066
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



                 211 West 14th Street, Chanute, Kansas  66720
       ------------------------------------------------------------------
          Address of Principal Executive Offices, Including Zip Code




                                (316) 431-6200
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code









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
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On January 13, 1999, a wholly-owned subsidiary of Infinity, Inc. (the "Company") sold all of its interests in certain oil and gas properties in the Raton Basin of Colorado. These properties relate to the development of an aggregate of 41,000 gross acres on which 17 wells are currently producing coal methane gas. The purchaser was Evergreen Resources, Inc. ("Evergreen"). The Company had previously entered into joint venture agreements with Evergreen relating to these properties. These agreements were canceled as a result of the sale of the interests to Evergreen.

     The sale was made pursuant to the terms of Purchase and Sale Agreement dated January 12, 1999, between Evergreen and the Company's subsidiary. The sale was made effective as of December 31, 1998. The consideration paid by Evergreen for the interests in the properties consisted of $250,000 in cash, the assumption of approximately $750,000 in liabilities, and 450,000 restricted shares of common stock of Evergreen. Evergreen is a publicly-held company, and its common stock is traded on the Nasdaq National Market System under the symbol "EVER." The Company has given Mark Sexton, President of Evergreen, an irrevocable proxy to vote the shares of common stock the Company received in the transaction.

     Development of these properties by the joint venture had been delayed due to equipment limitations, environmental challenges, delays in obtaining necessary governmental permits and incomplete agreements among the various interest owners. In addition, the capital expenditures required to develop the property within the remaining lease term is significant. Completion of this sale allows the Company to continue to participate in the development in the Raton Basin through ownership of the Evergreen stock, without the need to raise or borrow significant additional capital In addition, through the Evergreen stock, the Company now benefits from approximately 200,000 contiguous acres and approximately 200 producing wells held by Evergreen.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma financial information is filed herewith:

     Unaudited Pro Forma Condensed Consolidated
     Balance Sheet as of September 30, 1998 ..................... F-1

     Unaudited Pro Forma Condensed Consolidated Statement
     of Operations for the Fiscal Year Ended March 31, 1998 ..... F-2

     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended September 30, 1998 .. F-3

     Notes to Unaudited Pro Forma Condensed Consolidated
     Balance Sheet and Statements of Operations ................. F-4

     (c)  EXHIBITS.  The following exhibits are filed herewith:

EXHIBIT
NUMBER     DESCRIPTION                      LOCATION
-------    -----------                      --------

10.1       Purchase and Sale Agreement      Filed herewith electronically
           dated January 12, 1999,
           between Evergreen Resources,
           Inc. and CIS Oil & Gas, Inc.

                                      2
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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   INFINITY, INC.



Dated: January 27, 1999            By:/s/ Stanton E. Ross
                                      Stanton E. Ross, President

                                 INFINITY, INC.
                         PRO FORMA FINANCIAL STATEMENTS

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998

     The unaudited pro forma condensed balance sheet of Infinity, Inc. and Subsidiaries has been derived from the historical consolidated balance sheet at September 30, 1998, adjusted for the disposition of gas production properties. The pro forma condensed consolidated balance sheet has been prepared on the assumption that the sale transaction occurred on September 30, 1998.

     The pro forma condensed consolidated balance sheet should be read in conjunction with the Consolidated Financial Statements. The pro forma condensed consolidated balance sheet is not necessarily indicative of the financial position of the company that would actually have resulted had the transaction occurred on September 30, 1998.

      ASSETS
                                                                   (Note)
                                   As Reported    Adjustments     Pro Forma
CURRENT ASSETS
  Cash                             $  120,326     $   250,000   $    370,326
  Accounts Receivable, net          1,616,284      (1,000,000)       616,284
  Other current assets                286,667            -           286,667
                                   ----------     -----------   ------------
     TOTAL CURRENT ASSETS           2,023,277        (750,000)     1,273,277

PROPERTY AND EQUIPMENT, net         3,286,886            -         3,286,886
OIL AND GAS PROPERTIES, net         4,391,865      (4,391,865)          -
INTANGIBLE ASSETS, net                201,964            -           201,964
INVESTMENT in marketable
 securities                              -          7,481,250      7,481,250
                                   ----------      ----------   ------------
     TOTAL ASSETS                   9,903,992       2,339,385     12,243,377

     LIABILITIES

CURRENT LIABILITIES
  Current portion of long-term
   debt                               934,488         (50,748)       883,740
  Income tax liability                                125,000        125,000
  Other current liabilities         1,173,702        (542,870)       630,832
                                   ----------     -----------   ------------
     TOTAL CURRENT LIABILITIES      2,108,190        (468,618)     1,639,572

LONG-TERM LIABILITIES
  Long-term debt, less current
   portion above                    2,191,061        (198,158)     1,992,903
                                   ----------     -----------   ------------
     TOTAL LIABILITIES              4,299,251        (666,776)     3,632,475

     STOCKHOLDER'S EQUITY

CAPITAL CONTRIBUTED
  Common stock                          1,191            -             1,191
  Additional paid-in-capital       10,602,733            -        10,602,733
                                   ----------     -----------   ------------
     TOTAL CAPITAL CONTRIBUTED     10,603,924            -        10,603,924

RETAINED EARNINGS (DEFICIT)        (4,999,183)      3,006,161     (1,993,022)
                                   ----------     -----------   ------------
     TOTAL STOCKHOLDERS' EQUITY     5,604,741       3,006,161      8,610,902
                                   ----------     -----------   ------------
     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY        $9,903,992     $ 2,339,385   $ 12,243,377
                                   ----------     -----------   ------------

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
                                INFINITY, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998

     The unaudited pro forma condensed statements of operations of Infinity, Inc. and Subsidiaries has been derived from the historical consolidated statement of operations for the year ended March 31, 1998 adjusted to reflect the reduced operations and reduced interest expense expected to result from the disposition of gas production properties. The pro forma condensed consolidated statement of operations has been prepared on the assumption that the sale transaction occurred on April 1, 1997.

     The pro forma condensed consolidated statement of operations should be read in conjunction with the Consolidated Financial Statements. The pro forma condensed consolidated statement of operations are not necessarily indicative of the results of operation of the company that would actually have resulted had the transaction occurred on April 1, 1997.

                                                 Year Ended March 31, 1998
                                 As Reported     Adjustments     Pro Forma

NET SALES                        $ 4,805,506     $   299,375   $  4,506,131

COST OF GOODS SOLD                 2,645,014         430,712      2,214,302
                                 -----------     -----------   ------------
     GROSS PROFIT                  2,160,492        (131,337)     2,291,829

OPERATING EXPENSES                 2,004,380          74,407      1,929,973
                                 -----------     -----------   ------------
     OPERATING INCOME                156,112        (205,744)       361,856
                                 -----------     -----------   ------------
OTHER INCOME (EXPENSE)
  Interest Expense                  (164,162)        (39,113)      (125,049)
  Other Income                        98,018            -            98,018
                                 -----------     -----------   ------------
     TOTAL OTHER INCOME
      (EXPENSE)                      (66,144)        (39,113)       (27,031)
                                 -----------     -----------   ------------
     NET INCOME (LOSS)           $    89,968     $  (244,857)  $    334,825
                                 -----------     -----------   ------------

NET INCOME (LOSS) PER
  COMMON SHARE                   $      0.01     $     (0.02)  $       0.03
                                 -----------     -----------   ------------
Weighted Average Basic
  Shares Outstanding              10,514,295      10,514,295     10,514,295
                                 -----------     -----------   ------------

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
                                 INFINITY, INC.
       UAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1998

     The unaudited pro forma condensed statements of operations of Infinity, Inc. and Subsidiaries has been derived from the historical consolidated statement of operations for the six months ended September 30, 1998 adjusted to reflect the reduced operations and reduced interest expense expected to result from the disposition of gas production properties. The pro forma condensed consolidated statement of operations have been prepared on the assumption that the sale transaction occurred on April 1, 1998.

     The pro forma condensed consolidated statement of operations should be read in conjunction with the Consolidated Financial Statements. The pro forma condensed consolidated statement of operations is not necessarily indicative of the results of operation of the Company that would actually have resulted had the transaction occurred on April 1, 1998.

                                      Six Months Ended September 30, 1998
                                 As Reported     Adjustments     Pro Forma

NET SALES                        $ 2,709,372     $   130,289   $  2,579,083

COST OF GOODS SOLD                 1,653,507         222,513      1,430,994
                                 -----------     -----------   ------------
     GROSS PROFIT                  1,055,865        (92,224)      1,148,089

OPERATING EXPENSES                 1,034,876          33,527      1,001,349
                                 -----------     -----------   ------------
     OPERATING INCOME                 20,989        (125,751)       146,740

OTHER INCOME (EXPENSE)
  Interest Expense                  (128,121)        (28,195)       (99,926)
  Other Income                        31,900            -            31,900
  Impairment of Asset Value         (585,000)           -          (585,000)
                                 -----------     -----------   ------------
     TOTAL OTHER INCOME
      (EXPENSE)                     (681,221)        (28,195)      (653,026)
                                 -----------     -----------   ------------

     NET INCOME (LOSS)           $  (660,232)    $  (153,946)  $   (506,286)
                                 -----------     -----------   ------------

NET INCOME (LOSS) PER
 COMMON SHARE                    $     (0.06)    $     (0.01)  $      (0.04)
                                 -----------     -----------   ------------

Weighted Average Basic
 Shares Outstanding               11,599,394      11,599,394     11,599,394
                                 -----------     -----------   ------------

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
                                INFINITY, INC.
                         NOTES TO UNAUDITED PRO FORMA
                     CONDENSED CONSOLIDATED BALANCE SHEET
                          AND STATEMENT OF OPERATIONS

On January 13, 1999, the Company entered into an agreement, effective December 31, 1998, to sell its entire remaining interest in a coal methane gas production property in southeastern Colorado to Evergreen Resources, Inc. In consideration for this property, Evergreen issued to the Company 450,000 shares of Evergreen common stock, assumed current liabilities and notes totaling approximately $750,000 and paid the Company $250,000 in cash.

The Company had entered into a joint venture agreement with Evergreen in August 1998 which, in part, included a sale of certain gas equipment to Evergreen for a price of $1,000,000 which was approximately the Company's cost of that equipment. Because certain production standards had not yet been met, this purchase price had not yet been paid and was reflected in the balance sheet as a receivable. This sale transaction concluded the joint venture and settled this receivable.

The 450,000 shares of Evergreen common stock received in this transaction were valued at $16.625 per share, the market closing price on January 13, 1999, the date the transaction was completed. The remaining depreciated book value of the property sold was $4,391,865, resulting in a gain on the sale of $3,131,161. The Company will be able to use net operating loss carryovers from prior years which will reduce the federal and state income tax liability currently payable to approximately $125,000.

Statements of operations for the year ended March 31, 1998 and for the six months ended September 30, 1998 have been adjusted to eliminate the revenues, expenses and interest expense incurred as a result of operations of the property which was sold. Interest expense adjusted includes both interest expense actually incurred on Notes assumed by Evergreen as part of this transaction and interest expense which could have been reduced by application of the $250,000 cash payment received as part of this transaction.

The Company continues to operate in the oil and gas industry through its service company and will continue to search for properties which can be developed using its resources and capabilities.